Exhibit 20.1

WFCM 2015-C30 ACKNOWLEDGEMENT OF PROPOSED GENERAL SPECIAL SERVICER

July 5, 2018

To the parties listed on Attachment A:

Re:	Wells Fargo Commercial Mortgage Trust 2015-C30, Commercial Mortgage Pass-Through Certificates, Series 2015-C30

Ladies and Gentlemen:

Pursuant to Section 6.05 of the Pooling and Servicing Agreement, dated as of August 1, 2015, relating to Wells Fargo Commercial Mortgage Trust 2015-C30, Commercial Mortgage Pass-Through Certificates, Series 2015-C30 (the “PSA”), the undersigned hereby agrees with all the other parties to the PSA that the undersigned shall serve as the General Special Servicer under the PSA. The undersigned hereby acknowledges and agrees that, as of the date hereof, it is and shall be a party to the PSA and bound thereby to the full extent indicated therein in the capacity of the General Special Servicer. The undersigned hereby makes, as of the date hereof, the representations and warranties set forth in Section 2.06 of the PSA, with the following corrections with respect to type of entity and jurisdiction of organization: Delaware limited liability company. The undersigned represents and warrants that it is a Qualified Replacement Special Servicer pursuant to the PSA. Capitalized terms used but not otherwise defined herein shall have respective meanings assigned to them in the PSA.

RIALTO CAPITAL ADVISORS, LLC, a Delaware limited liability company

By:	/s/ Adam Singer
Name:	Adam Singer
Title:	Vice President

[Signature page to Acknowledgement of Proposed Special Servicer for WFCM 2015-C30]

Attachment A

Depositor

Wells Fargo Commercial Mortgage Securities, Inc.

c/o Wells Fargo Securities, LLC

375 Park Avenue, 2nd Floor, J0127-023

New York, New York 10152

Attention: A.J. Sfarra

CRRCompliance@wellsfargo.com

with a copy to:

Jeff D. Blake, Esq.

Wells Fargo Law Department, D1053-300

301 South College St.

Charlotte, North Carolina 28288

General Master Servicer

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

1901 Harrison Street

Oakland, California 94612

Attention: WFCM 2015-C30 Asset Manager

and

Wells Fargo Bank, National Association

Commercial Mortgage Servicing,

MAC D1086-120

550 South Tryon Street, 14th Floor

Charlotte, North Carolina 28202

Attention: WFCM 2015-C30

with a copy to

Wells Fargo Bank, National Association

Legal Department

301 S. College St., TW-30

Charlotte, North Carolina 28288-0630

Attention: Commercial Mortgage Servicing Legal Support

Reference: WFCM 2015-C30

Wells Fargo Bank, National Association

Commercial Mortgage Servicing

Three Wells Fargo

MAC D1050-084

401 South Tryon Street, 8th Floor

Charlotte, North Carolina 28202

Attention: WFCM 2015-C30 Asset Manager

Email: commercial.servicing@wellsfargo.com

and a copy to:

Mayer Brown LLP

214 North Tryon Street, Suite 3800

Charlotte, North Carolina 28202

Attention: Christopher J. Brady, Esq.

NCB Master Servicer

National Cooperative Bank, N.A.

2011 Crystal Drive, Suite 800

Arlington, Virginia 22202

Attention: Kathleen Luzik, Chief Operating Officer

with a copy to:

National Cooperative Bank, N.A.

2011 Crystal Drive, Suite 800

Arlington, Virginia 22202

Attention: Matthew Wehland, Senior Vice President

General Special Servicer

CWCapital Asset Management LLC,

7501 Wisconsin Avenue, Suite 500 West

Bethesda, Maryland 20814

Attention: Brian Hanson (WFCM 2015-C30)

with copies to:

CWCapital Asset Management LLC

7501 Wisconsin Avenue, Suite 500 West

Bethesda, Maryland 20814

Attention: Legal Department (WFCM 2015-C30)

and

Stinson Leonard Street LLP

1201 Walnut Street, Suite 2900

Kansas City, Missouri 64106-2150

Attention: Kenda K. Tomes, Partner

NCB Special Servicer

National Cooperative Bank, N.A.

2011 Crystal Drive, Suite 800

Arlington, Virginia 22202

Attention: Kathleen Luzik, Chief Operating Officer

with a copy to:

National Cooperative Bank, N.A.

2011 Crystal Drive, Suite 800

Arlington, Virginia 22202

Attention: Matthew Wehland, Senior Vice President

Trust Advisor

Pentalpha Surveillance LLC

375 N. French Road, Suite 100

Amherst, New York, 14228

Attention: Don Simon, Chief Operating Officer

with a copy sent via e-mail to: don.simon@pentalphasurveillance.com and to notices@pentalphasurveillance.com

Certificate Registrar/Certificate Administrator/Tax Administrator/Custodian

Wells Fargo Bank, National Association,

9062 Old Annapolis Road,

Columbia, Maryland 21045

Attention: Corporate Trust Services WFCM 2015-C30

Trustee

Wilmington Trust, National Association

1100 North Market Street

Wilmington, Delaware 19890

Attention: CMBS Trustee WFCM 2015-C30

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